Exhibit 23.5

Consent of Independent Auditors

Acadia Realty Trust

Rye, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 2023, relating to the combined financial statements of 840 North Michigan Avenue, Tenant-in-Common Interests, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

New York, New York

November 6, 2023